UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 19, 2017

LANDAUER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

(708) 755-7000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on September 6, 2017, Landauer, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Fortive Corporation, a Delaware corporation (“Parent”), and Fern Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Sub”). Pursuant to the terms of the Merger Agreement, Sub commenced a tender offer (the “Offer”) to purchase any and all of the outstanding shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”), at a price per share of $67.25 (the “Offer Price”), subject to any required withholding of taxes, net to the seller thereof in cash, without interest.

The Offer expired at 11:59 p.m. (New York City time) on October 18, 2017 and was not extended. Computershare Trust Company, N.A., in its capacity as the paying agent (the “Paying Agent”), has advised that, as of the expiration of the Offer, 7,502,392 shares of Company Common Stock (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not actually been delivered in settlement or satisfaction of such guarantee prior to the expiration of the Offer), representing approximately 77.87 percent of the shares of Company Common Stock issued and outstanding as of the expiration of the Offer, were validly tendered and not properly withdrawn pursuant to the Offer. The number of shares of Company Common Stock (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not actually been delivered in settlement or satisfaction of such guarantee prior to the expiration of the Offer) tendered satisfied the Minimum Tender Condition (as such term is defined in the Merger Agreement). As the Minimum Tender Condition and each of the other conditions of the Offer has been satisfied (or waived), Sub has irrevocably accepted for payment all shares of Company Common Stock that Sub became obligated to purchase pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the merger of Sub with and into the Company (the “Merger”) set forth in the Merger Agreement were satisfied, and on October 19, 2017, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock that were held in the treasury of the Company, (ii) all shares of Company common stock owned of record by Parent, Sub or any of their respective wholly owned subsidiaries and (iii) shares of Company Common Stock owned by a person who is entitled to appraisal rights under Section 262 of the DGCL and has complied with all provisions of the DGCL concerning the right of holders of shares of Company Common Stock to require appraisal of such shares) was converted into the right to receive the Offer Price in cash, without interest (the “Merger Consideration”), and all such shares of Company Common Stock ceased to be outstanding, were cancelled and ceased to exist, and each holder thereof ceased to have any rights with respect thereto, except the right to receive the Merger Consideration without interest thereon, subject to applicable withholding.

Pursuant to the terms of the Merger Agreement and resolutions adopted by the board of directors of the Company (the “Board”), immediately prior to the Effective Time, each outstanding award of shares of Company Common Stock subject to forfeiture restrictions or other restrictions (such stock that is not Performance-Based Restricted Stock, “Restricted Stock”) granted pursuant to the Company’s Incentive Compensation Plan, the Company’s Incentive Compensation Plan, as amended and restated on November 12, 2014, or the Company’s 2016 Incentive Compensation Plan (collectively, the “Company Stock Plans”), vested in full, all restrictions (including forfeiture restrictions) otherwise applicable to such vested shares lapsed and such vested shares were converted into the right to receive the Merger Consideration.

Pursuant to the terms of the Merger Agreement and resolutions adopted by the Board, immediately prior to the Effective Time, each outstanding award of shares of Company Common Stock subject to forfeiture restrictions or other restrictions that are performance-based (“Performance-Based Restricted Stock”) and granted pursuant to a Company Stock Plan vested, all restrictions (including forfeiture restrictions) otherwise applicable to such vested shares lapsed and such vested shares were converted into the right to receive the Merger Consideration and any shares not vested pursuant to the foregoing were cancelled and forfeited.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2017 and incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on October 19, 2017, the Company repaid in full all outstanding amounts under that certain Second Amended and Restated Credit Agreement, dated as of July 13, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time), among the Company, Global Physics Solutions, Inc., a Delaware corporation, Landauer Europe, Ltd., a company registered in England and Wales, BMO Harris Bank N.A., as agent for the lenders, and the lenders from time to time party thereto.

The aggregate payoff amount was approximately $102.1 million and included all accrued interest associated therewith.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 19, 2017, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (x) suspend trading of the Company Common Stock effective before the opening of trading on October 19, 2017 and (y) promptly file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01 and Item 5.03 are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time were Emily Weaver and Rajesh Yadava. Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Purchaser on September 20, 2017.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the Company’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s by-laws were amended and restated in their entirety. A copy of the Company’s Amended and Restated By-laws are included as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 6, 2017, by and among the Company, Parent and Sub (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2017 (File No. 001-09788)).*

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

October 19, 2017	By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President